UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2013

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 400 Seal Beach, California	90740
(Address of Principal Executive Offices)	Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                       Submission of Matters to a Vote of Security Holders.

Clean Energy Fuels Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 7, 2013 in Newport Beach, California.  Of the 88,511,388 shares of common stock outstanding and entitled to vote at the Annual Meeting, 70,916,323 shares were present at the Annual Meeting either in person or by proxy, constituting a quorum of 80.12%. The Company’s stockholders considered and voted on the following four proposals at the Annual Meeting:

(i)  The holders of the Company’s common stock elected eight nominees to serve as directors for a term of one year, ending at the time of the next Annual Meeting of Stockholders in 2014 (or until a successor is duly elected) pursuant to the Company’s By-Laws and the applicable laws of the state of Delaware:

Name of Director	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Andrew J. Littlefair	35,550,584	2,738,793	32,626,946
Warren I. Mitchell	35,549,693	2,739,684	32,626,946
John S. Herrington	37,667,414	621,963	32,626,946
James C. Miller III	35,528,546	2,760,831	32,626,946
James E. O’Connor	37,681,015	608,362	32,626,946
Boone Pickens	37,684,441	604,936	32,626,946
Kenneth M. Socha	37,686,763	602,614	32,626,946
Vincent C. Taormina	37,801,403	487,974	32,626,946

(ii) The holders of the Company’s common stock ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2013.

The results of the voting were as follows:

VOTES FOR:	69,498,884
VOTES AGAINST:	1,018,687
VOTES ABSTAINED:	398,752

(iii) The holders of the Company’s common stock approved, on an advisory, non-binding basis, the Company’s executive compensation.

The results of the voting were as follows:

VOTES FOR:	36,274,848
VOTES AGAINST:	1,626,404
VOTES ABSTAINED:	388,125
BROKER NON-VOTES:	32,626,946

(iv) The holders of the Company’s common stock approved the Company’s Employee Stock Purchase Plan.

The results of the voting were as follows:

VOTES FOR:	37,168,798
VOTES AGAINST:	892,542
VOTES ABSTAINED:	228,037
BROKER NON-VOTES:	32,626,946

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2013		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer